AMENDMENT NO. 2 TO FUND SERVICES AGREEMENT

THIS AMENDMENT NO. 2 TO FUND SERVICES AGREEMENT (this

“Amendment”) is effective as of September 1, 2019, and is made by and between Gemini Fund Services, LLC, a Nebraska limited liability company (“GFS”), and AdvisorOne Funds, a Delaware statutory trust (the “Trust”).

WHEREAS, the Parties entered into that certain Fund Services Agreement dated October 16, 2017, as amended on July 1, 2018 (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement as described herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.	Amendments.

(a)	Section 12(b) to the Agreement hereby is deleted in its entirety and replaced with the following, as the same may be amended from time to time:

Term. This Agreement shall remain in effect for a period of three (3) years from September 1, 2019, and shall continue in effect for successive twelve-month renewal periods provided that each such renewal is specifically approved at least annually by a majority of the Board.

(b)	Appendix IV to the Agreement hereby is deleted in its entirety and replaced with Appendix IV attached hereto, as the same may be amended from time to time.

2.	Miscellaneous.
(a)	Except as hereby amended, the Agreement shall remain in full force and effect.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer as of the date and year first above written.

ADVISORONE FUNDS

By: /s/ Ryan Beach

Ryan Beach President

GEMINI FUND SERVICES, LLC

By: /s/ Kevin Wolf

Kevin Wolf

Executive Vice President

AMENDMENT NO. 2 TO FUND SERVICES AGREEMENT

THIS AMENDMENT NO. 2 TO FUND SERVICES AGREEMENT (this “Amendment”) is effective as of September 1, 2019, and is made by and between Gemini Fund Services, LLC, a Nebraska limited liability company (“GFS”), and AdvisorOne Funds, a Delaware statutory trust (the “Trust”).

WHEREAS, the Parties entered into that certain Fund Services Agreement dated October 16, 2017, as amended on July 1, 2018 (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement as described herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.       Amendments.

(a)	Section 12(b) to the Agreement hereby is deleted in its entirety and replaced with the following, as the same may be amended from time to time:

Term. This Agreement shall remain in effect for a period of three (3) years from September 1, 2019, and shall continue in effect for successive twelve-month renewal periods provided that each such renewal is specifically approved at least annually by a majority of the Board.

(b)	Section 1 under “Transfer Agency Fees” in Appendix IV to the Agreement shall be amended such that the following language shall be deleted in its entirety: “The base annual fee is subject to a $25,000 minimum annual fee per Fund.”

2.       Miscellaneous.

(a) Except as hereby amended, the Agreement shall remain in full force and effect.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer as of the date and year first above written.

ADVISORONE FUNDS By: /s/ Ryan Beach Ryan Beach President	GEMINI FUND SERVICES, LLC By: /s/ Kevin wolf Kevin Wolf Executive Vice President

APPENDIX IV LIST OF FUNDS SERVICES & FEES

This Appendix IV is part of the Fund Services Agreement (the “Agreement”), dated October 16, 2017, between AdvisorOne Funds (the “Trust”) and Gemini Fund Services, LLC (“GFS”). Set forth below are the Services elected by the Fund(s) identified on this Appendix IV along with the associated Fees. Capitalized terms used herein that are not otherwise defined shall have meanings ascribed to them in the Agreement.

EFFECTIVE DATE

The Effective Date for the Funds set forth on this Appendix IV shall be the later of the date of this Agreement or upon commencement of operations.

COVERED FUNDS

The Funds to be covered under this Agreement include:

Fund Name Board Approval Date

CLS Global Diversified Equity Fund July 15, 2014

CLS Growth and Income Fund July 15, 2014

CLS Global Aggressive Equity Fund July 15, 2014

CLS Flexible Income Fund July 15, 2014

CLS Shelter Fund July 15, 2014

CLS Strategic Global Equity Fund January 17, 2019

The Funds listed above shall collectively be referred to as a “Fund Family.”

SELECTED SERVICES and FEES

[REDACTED – schedule has been excluded because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed]

IN WITNESS WHEREOF, the parties hereto have executed this Appendix IV to the Fund Services Agreement effective as of September 1, 2019.

ADVISORONE FUNDS GEMINI FUND SERVICES, LLC

By: /s/ Ryan Beach By: /s/ Kevin Wolf

Ryan Beach Kevin Wolf

President Executive Vice President

The undersigned investment adviser hereby acknowledges and agrees to the terms of this Fund Services Agreement.

CLS Investments, LLC 17605 Wright Street Omaha, Nebraska 68130

By: /s/ Ryan Beach

Name: Ryan Beach Title: Secretary

SHAREHOLDER DESKTOP WEB PACKAGE

Proprietary Secure Web-Based Direct Interface With Transfer Agent Data

Supports Five Levels of Access

Fund Administrator Broker/Dealer

Broker/Dealer Branch Registered Representative Shareholder

Customizable Look And Feel (Logo And Color Scheme)

Account Inquiry

Portfolio Summary Account Position

Transaction History

General Account Information

Online Transactions (Must have this reflected in the prospectus to offer this functionality) Exchanges

Purchases

Redemptions

Prospectus and SAI Access

Account Maintenance

Change of Shareholder Information

o	Address
o	Phone Number
o	Email Address

Online Statement Access

Quarterly Statements and Confirms

Electronic Delivery (Should have this reflected in the prospectus and application to offer this functionality)

o	Statements
o	Confirms
o	Regulatory Mailings

SHAREHOLDER DESKTOP ONLINE NEW ACCOUNTS

Allows clients the ability to set up a new account online if they provide valid ACH information and agree to all disclaimers and agreements on site.

E-Signature capability

FUND DATA WEB PACKAGE

Performance Web Page

•	Comprehensive performance report hosted by GFS
o	Fund performance updated nightly
o	Up to 20 indexes available
o	Data provided in simple format to be encapsulated into Fund’s own website to provide a custom look and feel
o	Growth of $10,000 graph available

Holdings web page

•	Fund holding updated periodically to meet fund disclosure rules hosted by GFS
o	Fund holding updated periodically to meet fund disclosure rules
o	Top ten report available
o	Data provided in simple format to be encapsulated into Fund’s own website to provide a custom look and feel

Historical NAV web page

•	Provides historical NAV information for a specified period of time and for a specified fund
o	Data provided in simple format to be encapsulated into Fund’s own website to provide a custom look and feel

Fulfillment web page

•	Provides an online request form for shareholders who wish to request a hard copy of the fulfillment material mailed to them
o	Request is automatically routed online to the Shareholder Services Team at GFS for processing
o	Reporting of Fulfillment requests made online or via phone available via GFS Reporting Services Tool.

GFS reporting utilizes the next generation secure web-based report delivery vehicle which allows for direct request or subscription based delivery reports available in multiple formats (PDF, Excel, XML, CSV)

Fund Exception Authorization Approval Form[1]

•	Agreement Modified: Fund Services Agreement between AdvisorOne Funds and Gemini Fund Services, LLC (“Gemini”), dated October 16, 2017 (the “Agreement”). Capitalized terms used herein, and not otherwise defined, shall have the meaning ascribed to them in the Agreement.

•	Subject Funds: CLS Global Diversified Equity Fund

CLS Growth and Income Fund

CLS Global Aggressive Equity Fund

CLS Flexible Income Fund

CLS Shelter Fund

CLS Strategic Global Equity Fund (the “Funds”)

•	Effective Date: September 1, 2019

•	Description of Modification(s):

[REDACTED – schedule has been excluded because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed]

•	Authorized By:

Signature: _/s/ Kevin Wolf_

Print Name: __Kevin Wolf_

Title: __Executive Vice President

Date: August 2, 2019

[1] Except as expressly set forth in this Fund Exception Authorization Approval Form, the terms of the Agreement shall continue in full force and effect and the rights and obligations of the parties to the Agreement shall not be deemed waived (in whole or in part) or otherwise modified.